Exhibit 99.1

American Midstream Partners to Acquire Southcross Energy Partners and Certain Assets of Southcross Holdings Forming $3 Billion Partnership

Creates a fully integrated growth platform linking natural gas and NGL supplies to premium demand markets along the U.S. Gulf Coast

AMID to host an investor conference today at 10:00 am Eastern Time

•	Accelerates the transformation of AMID, furthering asset density and full value-chain participation within core operating areas

•	Expands AMID’s onshore gathering, processing and transmission services in the highly economic Eagle Ford Shale play and in the Southeast U.S. gas transmission market

•	Expands AMID’s commercial and operational capabilities across a high-quality asset platform

•	Immediately accretive to 2018 distributable cash flow per unit (DCF/unit)

HOUSTON, November 1, 2017 - American Midstream Partners, LP (NYSE: AMID) (“AMID” or “American Midstream”) announced today that it has signed an agreement to acquire certain assets of Southcross Holdings, LP (“Southcross Holdings”), and has proposed to merge Southcross Energy Partners, L.P. (NYSE: SXE) (“SXE” or “Southcross Energy”) (collectively, with Southcross Holdings referred to as “Southcross”) into a wholly owned subsidiary of AMID in two separate transactions valued at approximately $815 million, including the repayment of net debt. As a result of the transactions, the pro forma partnership with an enterprise value of $3 billion is expected to generate annualized 2018 Adjusted EBITDA in excess of $300 million.

Lynn L. Bourdon, III, Chairman, President and Chief Executive Officer of American Midstream, commented, “This transaction accelerates our transformation into a fully integrated gathering, processing and transmission company focused in select core areas. The transaction also furthers our strategy of redeploying capital into higher growth businesses along with divesting non-core assets at attractive multiples.”

“The addition of the Southcross assets allows us to capture the full midstream value chain in the very prolific Eagle Ford basin. The transaction represents a unique opportunity to expand our onshore gathering, processing and transmission services, linking supplies from the economically attractive Eagle Ford shale to high demand growth markets along the Gulf Coast.”

Upon completion of the transaction, AMID will own and operate complementary and integrated midstream infrastructure representing:

•	Approximately 8,000 miles of crude, natural gas and NGL pipelines

•	Over 2.5 Bcf/d of natural gas transmission capacity

•	Ten processing plants with over 1.0 Bcf/d of capacity

•	Six fractionation facilities with 111,500 Bbl/d of capacity

•	35.7% of Delta House floating production facility in the deep-water Gulf of Mexico, and

•	6.7 million barrels of above-ground liquids storage capacity

“Given the compelling rationale for the acquisition, we anticipate that our combined unitholders should benefit from the partnership’s increased scale, greater financial flexibility, and operational density. The integration and commercialization of the acquired assets will contribute to our growth and help establish solid distribution growth over time,” Mr. Bourdon added.

“This combination with American Midstream provides significant benefits to all of Southcross’ stakeholders,” said Bruce A. Williamson, President and Chief Executive Officer of Southcross’ general partner. “Private and public equity holders from both Southcross Holdings and Southcross Energy will be able to participate in a more diverse, sustainably capitalized company with units that offer immediate cash distributions and strong coverage. In addition, the revolver and term debt holders at both Southcross companies will be repaid in full at closing. We look forward to working with Lynn and his team during the transition to create value for our investors.”

Southcross Holdings indirectly owns all of the equity interest in the general partner of SXE and indirectly owns gas pipeline, treating and fractionation facilities in the Eagle Ford Shale and elsewhere in South Texas. SXE is an integrated natural gas midstream services provider with assets primarily in the Eagle Ford as well as Mississippi and Alabama.

STRATEGIC HIGHLIGHTS

The acquisition of Southcross reinforces AMID’s primary strategic objective of creating operational focus within a defined core asset footprint in high-growth U.S. basins. Strategic benefits of the transaction include:

•	Builds Asset Density and Full Value Chain Participation: Accelerates the transformation of AMID into a fully integrated natural gas gathering, processing and transmission partnership. Also builds asset density and full value chain participation (gathering, treating, processing, fractionation, and NGL and gas marketing) within the Eagle Ford, the Southeast and the U.S. Gulf Coast.

•	Strategically Located Assets Serving Strong Demand Markets: Facilitates capture of increasing regional demand for Eagle Ford production from new and expanding petrochemical complexes, LNG export projects, exports to Mexico and steadily growing industrial demand along the U.S. Gulf Coast.

•	Increases Growth and Financial Profile: Provides a unique suite of assets with meaningful growth potential and clear operating and financial synergies. AMID expects the combined company to generate 2018 annualized Adjusted EBITDA in excess of $300 million, with a pro forma enterprise value of approximately $3 billion. AMID and Southcross expect to realize financial synergies of approximately $15 to $20 million annually within 18 months of closing.

•	Increases Cash Flow Stability and Distributable Cash Flow Growth: Expected to generate meaningful cash flow growth from increasing upstream activity and growing downstream demand in AMID’s core areas. Approximately 93% fixed-fee contracts underpin strong margins, while acreage dedications and captive production offer downside protection.

•	Optimizes Capital Structure: Furthers AMID’s strategy of deploying capital to areas with high long-term value. AMID anticipates divesting an additional $400 to $500 million of non-core asset sales to solidify its balance sheet and allocate growth capital toward high return, organic gathering and processing assets.

•	Advances Repositioning of AMID: AMID’s goal is to deliver for its investors a simplified business model and commercial orientation, a solidified and growing DCF/unit profile, and an expanded organic growth platform. The Southcross transaction represents an important milestone in furthering these objectives. The acquisition follows on the successful execution of a number of significant divestiture and investment transactions over the past 18 months, activity which AMID plans to continue over the near term.

TRANSACTION DETAILS

AMID has agreed to acquire equity interests in certain Southcross Holdings’ subsidiaries that directly or indirectly own 100% of the limited liability company interests of the general partner of SXE and approximately 55% of the SXE common units by issuing 3.4 million AMID common units, 4.5 million new Series E convertible preferred units (the “Preferred Units”), options to acquire 4.5 million AMID common units (the “Options”) and the repayment of $139 million of estimated net debt. The Preferred Units will be issued at a price of $15.00 per unit and may be paid-in-kind at the AMID common unit distribution rate at AMID’s option for two years. AMID will have the right to convert the Preferred Units to AMID common units if the AMID 20-day volume weighted average price exceeds $22.50. The Options are American-style call options with an $18.50 strike price that expire in 2022.

Public unitholders of SXE will receive 0.160 AMID common units for each SXE common unit in a unit-for-unit merger, which is anticipated to have minimal, if any, tax recognition for such unitholders and which represents a 5% premium to the 20-day volume weighted average exchange ratio of AMID and SXE common units as of October 30, 2017. The SXE transaction is conditioned on the Southcross Holdings transaction, and until both transactions have closed AMID, Southcross Holdings and SXE will continue to operate as separate companies.

AMID expects the proposal to be attractive to public holders of SXE common units as it will permit them to participate in the future anticipated growth of AMID’s businesses, including the benefit of AMID’s cash distributions on common units, currently paying $1.65 per common unit annually.

As part of the transaction, AMID’s sponsor, an affiliate of ArcLight Capital Partners, LLC, has agreed to transfer ownership of 15% of AMID’s general partner and incentive distribution rights to Southcross Holdings.

In conjunction with the transaction, AMID will continue executing against its stated capital optimization strategy to deliver a strong pro forma balance sheet with substantial liquidity. AMID is targeting an additional $400 to $500 million of non-core asset sales primarily related to its terminaling services segment. These proceeds, incremental debt financing and modest equity will allow the combined entity to target closing pro forma trailing debt to EBITDA of near 4.5 times with a 12- to 18-month goal of near 3.5 times and target pro forma liquidity of $300 to $400 million.

AMID expects the transaction to be single-digit accretive to DCF/unit in 2018 and 2019, approaching double-digit accretion in 2020. AMID expects to maintain a pro forma distribution coverage of 1.1 to 1.3 times.

The terms of the proposed merger with SXE will be subject to approval by a majority of the outstanding non-affiliated public common unitholders of SXE, and the transaction with Southcross Holdings and SXE will be subject to customary regulatory approvals and is currently expected to close in the second quarter of 2018.

ADVISORS

Deutsche Bank acted as lead financial advisor and BofA Merrill Lynch acted as financial advisor to American Midstream. Gibson, Dunn & Crutcher LLP acted as legal counsel to American Midstream. RBC Capital Markets acted as lead financial advisor, Wells Fargo Securities acted as financial advisor and Locke Lord LLP acted as legal counsel to Southcross Holdings and Southcross Energy. Tudor, Pickering, Holt & Co acted as financial advisor and Jones Day acted as legal advisor to the Special Committee of Southcross Holdings. Jefferies LLC acted as financial advisor and Akin Gump Strauss Hauer & Feld LLP acted as legal advisor to the Conflicts Committee of Southcross Energy.

CONFERENCE CALL

American Midstream will host a conference call at 10:00 a.m. Eastern Time today to discuss the transaction. The call will be webcast live and will be available for later replay on American Midstream’s website.

Dial-In	(866) 393-4306 (Domestic toll-free)

Numbers:	(734) 385-2616 (International)

Conference ID:	2384008

Webcast URL:	www.AmericanMidstream.com under Investor Relations

Additional Information and Where to Find it

This communication relates to a proposed business combination between AMID and SXE. In connection with the proposed transaction, AMID and/or SXE expect to file a proxy statement/prospectus and other documents with the Securities and Exchange Commission (“SEC”).

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to unitholders of SXE. Investors and security holders will be able to obtain these materials (if and when they are available) free of charge at the SEC’s website, www.sec.gov. In addition, copies of any documents filed with the SEC may be obtained free of charge from SXE’s internet website for investors at http://investors.southcrossenergy.com, and from AMID’s investor relations website at http://www.americanmidstream.com/investorrelations. Investors and security holders may also read and copy any reports, statements and other information filed by AMID and SXE with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participation in the Solicitation of Votes

American Midstream and Southcross Energy and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Southcross Energy’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2017. Information regarding American Midstream’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 28, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

About American Midstream Partners, LP

American Midstream Partners, LP is a growth-oriented limited partnership formed to provide critical midstream infrastructure that links producers of natural gas, crude oil, NGL, condensate and specialty chemicals to end-use markets. American Midstream’s assets are strategically located in some of the most prolific onshore and offshore basins in the Permian, Eagle Ford, East Texas, Bakken and Gulf Coast. American Midstream owns or has an ownership interest in approximately 4,000 miles of interstate and intrastate pipelines, as well as ownership in gas processing plants, fractionation facilities, an offshore semisubmersible floating production system with nameplate processing capacity of 100,000 Bbl/d of crude oil and 240 MMcf/d of natural gas; and terminal sites with approximately 6.7 million Bbls of storage capacity. Visit www.americanmidstream.com for more information.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGL. Its assets are located in South Texas, Mississippi and Alabama and include two gas processing plants, one fractionation plant and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

About ArcLight Capital Partners, LLC

ArcLight is one of the leading private equity firms focused on energy infrastructure investments. Founded in 2001, the firm helped pioneer an asset-based private equity approach to investing in the dynamic energy sector. ArcLight has invested approximately $19 billion in over 100 transactions since inception. Based in Boston, the firm’s investment team employs a hands-on value creation strategy that utilizes its in-house technical, operational, and commercial specialists as well as the firm’s 850-person asset management affiliate. More information about ArcLight, and a complete list of ArcLight’s portfolio companies, can be found at www.arclightcapital.com.

Non-GAAP Financial Measures

This news release includes supplemental non-GAAP financial measures “Adjusted EBITDA” and “Distributable Cash Flow” or “DCF”. You should not consider Adjusted EBITDA or DCF in isolation or as a substitute for, or more meaningful than analysis of, our results as reported under GAAP. Adjusted EBITDA and DCF may be defined differently by other companies in our industry. Our definitions of this non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Adjusted EBITDA is a supplemental non-GAAP financial measure used by our management and external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess: the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash flow to make cash distributions to our unitholders and our general partner; our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

We define Adjusted EBITDA as net income (loss) attributable to AMID, plus interest expense, income tax expense, depreciation, amortization and accretion expense attributable to AMID, debt issuance costs paid during the period, distributions from investments in unconsolidated affiliates, transaction expenses, certain non-cash charges such as non-cash equity compensation expense, unrealized (gains) losses on derivatives and selected charges that are unusual, less construction and operating management agreement income, other post-employment benefits plan net periodic benefit, earnings in unconsolidated affiliates, gains (losses) on the sale of assets, net, and selected gains that are unusual. The GAAP measure most directly comparable to our performance measure Adjusted EBITDA is net income (loss) attributable to the AMID.

In this news release, we present pro forma annual Adjusted EBITDA for 2018. We are unable to project net income (loss) attributable to AMID to provide the related reconciliations of pro forma annual Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP, because the impact of changes in distributions from unconsolidated affiliates, operating assets and liabilities, the volume and timing of payments received and utilized from our and SXE’s customers are out of our control and cannot be reasonably predicted. Therefore, the reconciliation of Adjusted EBITDA to projected net income (loss) attributable to AMID is not available without unreasonable effort.

DCF is a significant performance metric used by us and by external users of AMID’s financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay AMID’s unitholders. Using this metric, management and external users of AMID’s financial statements can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. DCF is also an important financial measure for AMID unitholders since it serves as an indicator of AMID’s success in providing a cash return on investment. Specifically, this financial measure may indicate to investors whether we are generating cash flow at a level that can sustain or support an increase in AMID’s quarterly distribution rates. DCF is also a quantitative standard used throughout the investment community with respect to publicly traded partnerships and limited liability companies because the value of a unit of such an entity is generally determined by the unit’s yield (which in turn is based on the amount of cash distributions the entity pays to a unitholder). DCF will not reflect changes in working capital balances.

We define DCF as Adjusted EBITDA, less interest expense, normalized maintenance capital expenditures, and distributions related to the Series A and Series C convertible preferred units. The GAAP financial measure most comparable to DCF is Net income (loss) attributable to AMID.

Forward-Looking Statements

This news release and accompanying statements may contain forward-looking statements. All statements that are not statements of historical facts, including statements regarding our future financial position, results, business strategy, guidance, distribution growth and plans and objectives of management for future operations, are forward-looking statements. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would”, “potential,” and similar terms and phrases to identify forward-looking statements in this news release. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Additional risks include the following: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of American Midstream to successfully integrate SXE’s operations and employees and realize anticipated synergies and cost savings, actions by third parties, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue and other financial growth, and volatility in the price of oil, natural gas, and natural gas liquids and the credit market. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the Securities and Exchange Commission (“SEC”). Please see AMID and SXE’s “Risk Factors” and other disclosures included in their Annual Report on Form 10-K for the year ended December 31, 2016 and Forms 10-Q for the quarter ended March 31, 2017, and the quarter ended June 30, 2017. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this news release. AMID and SXE undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this news release.

Mark Buscovich

Manager of Finance

346-241-3467

mbuscovich@americanmidstream.com

#####